UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.
On December 14, 2016, Intersections Inc. ("Intersections" or the "Company") and its subsidiaries executed a First Amendment to Credit Agreement (the "Amendment") to amend the Credit Agreement dated as of March 21, 2016 (the "Credit Agreement") among Intersections and its subsidiaries, Crystal Financial SPV LLC, as term lender, and Crystal Financial LLC, as administrative agent (the "Administrative Agent").  The amendment provides for the orderly wind-down of the Pet Health Monitoring segment conducted through i4c Innovations Inc. ("i4c") and the orderly sale or wind down of the health and wellness services for consumers, employers and insurance providers through behavior linked products and services provided through IISI Insurance Services Inc., and the services provided to the bail bonds industry and surety industries, including through Captira Analytical, LLC.  Intersections and Intersection Holdings Inc. are permitted to invest up to an additional $2,200,000 in i4c to implement its wind-down, which is to be completed by June 30, 2017 (or such later date as the Administrative Agent may permit).
Other changes implemented through the Amendment include the following:
•
Intersection is permitted to add back up to $4,250,000 of non-recurring charges incurred in connection with the wind-down when computing consolidated EBITDA for purposes of compliance with the financial covenants in the Credit Agreement.

•
The financial covenants are revised: (a) to reduce the required minimum cash on hand from forty percent (40%) of the term loan balance to twenty-five percent (25%) for measurement periods from December 14, 2016 through June 30, 2017, (b) eliminate the separate minimum consolidated EBITDA covenant for the Intersections businesses other than i4c, and (c) reduce the required minimum consolidated EBITDA covenant for Intersections and its subsidiaries to $9,000,000 for the fiscal quarters ending March 31, 2017 and June 30, 2017, $10,000,000 for the fiscal quarters ending September 30, 2017 and December 31, 2017, and $11,000,000 for fiscal quarters ending subsequent to December 31, 2017.

•
The amortization schedule for the loan is modified to eliminate the payments that would have been due on March 31, 2017 and June 30, 2017 and increase the amount of each remaining payment to $1,400,000.

•	Up to $2,200,000 of proceeds realized from the wind-down is excluded from the mandatory principal prepayment requirement.
•	Certain tax refunds, if received, are excluded from the mandatory principal prepayment requirement.
The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion of the Amendment to the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 7.01.                          Regulation FD Disclosure.
On December 15, 2016, the Company issued a press release announcing that it completed an amendment to its credit agreement with Crystal Financial LLC, a copy of which is being furnished as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description

10.1
First Amendment to Credit Agreement dated as of December 14, 2016 by and among Intersections Inc., the other Borrowers named therein, Crystal Financial SPV LLC and the other Term Lenders Party thereto and Crystal Financial LLC, as Administrative Agent

99.1	Press release issued December 15, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:            December 15, 2016
INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
	Name:	Ronald L. Barden
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment to Credit Agreement dated as of December 14, 2016 by and among Intersections Inc., the other Borrowers named therein, Crystal Financial SPV LLC and the other Term Lenders Party thereto and Crystal Financial LLC, as Administrative Agent

99.1	Press release issued December 15, 2016